Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statement (Form S-1/A) of Shineco, Inc. of our report dated December 2, 2014, except for Notes 2 and 6, as to which the date is March 6, 2015, relating to the consolidated financial statements of Shineco, Inc. for the years ended June 30, 2014 and 2013, which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Friedman LLP

New York, New York

August 7, 2015